Exhibit 10.29

AMERICAN MEDICAL INSTRUMENTS HOLDINGS, INC.

2003 STOCK OPTION PLAN

TABLE OF CONTENTS

ARTICLE I	ESTABLISHMENT AND PURPOSE

1.1	Establishment	1
1.2	Purpose	1
1.3	Type of Plan	1
1.4	Term of Plan	1

ARTICLE II	DEFINITIONS

2.1	"Affiliate"	2
2.2	"Agreement"	2
2.3	"Beneficiary"	2
2.4	"Board"	2
2.5	"Cause"	2
2.6	"Change in Control"	2
2.7	"Code"	2
2.8	"Commission"	2
2.9	"Committee"	2
2.10	"Common Stock"	3
2.11	"Company"	3
2.12	"Disability"	3
2.13	"Exchange Act"	3
2.14	"Fair Market Value"	3
2.15	"Grant Date"	4
2.16	"Option"	4
2.17	"Option Period"	4
2.18	"Option Price"	4
2.19	"Participant"	4
2.20	"Plan"	4
2.21	"Representative"	4
2.22	"Retirement"	4
2.23	"Rule 16b-3"	5
2.24	"Securities Act"	5
2.25	"Termination of Employment"	5
2.26	"Transfer"	5

ARTICLE III	ADMINISTRATION

3.1	Structure	5
3.2	Authority	6
3.3	Liability and Indemnification	8

UHDOCS-570846-01

i

ARTICLE IV	STOCK SUBJECT TO PLAN

4.1	Number of Shares Available	9
4.2	Release of Shares	9
4.3	Conditions on Issuance of Shares	9
4.4	Shareholder Rights	10
4.5	Adjustment for Corporate Changes	10

ARTICLE V	ELIGIBILITY AND SELECTION

5.1	Eligibility.	11
5.2	Selection of Participants	11
5.3	Options in Substitution	11

ARTICLE VI	STOCK OPTIONS

6.1	General	12
6.2	Grant of Options	12
6.3	Terms and Conditions	12
6.4	Effect of Termination of Employment	14
6.5	Information Available to Participants	15
6.6	Exercise of Options	15
6.7	Withholding on Exercise	15
6.8	Cash-Out of Option	16

ARTICLE VII	PROVISIONS APPLICABLE TO ACQUIRED STOCK

7.1	General Restriction on Transfer	16
7.2	Transfer On Change in Control	16
7.3	Estate Planning Transfers	16
7.4	Binding Effect of Plan	16
7.5	Limited Transfer Dining Offering	17

ARTICLE VIII	CHANGE IN CONTROL PROVISIONS

8.1	Consent to Board Action	17
8.2	Transfer of Shares	17
8.3	Accelerated Vesting	17
8.4	Definition of Change in Control	17

ARTICLE IX	MISCELLANEOUS

9.1	Amendment and Termination	18
9.2	Fail-Safe for Rule. 16b-3	18
9.3	Fail-Safe for Mitigation of Excise Tax	18
9.4	No Creditor Rights	19
9.5	No Rights with Respect to Employment	19
9.6	Relationship to Other Benefits	19
9.7	Controlling Law	19

UHDOCS-570846-01

ii

9.8	Waiver, Cumulative Rights	20
9.9	Notices	20
9.10	Successors and Assigns	20
9.11	Headings	20
9.12	Severability.	20
9.13	Entire Agreement	20

UHDOCS-570846-01

iii

AMERICAN MEDICAL INSTRUMENTS HOLDINGS, INC.
2003 STOCK OPTION PLAN

ARTICLE I
ESTABLISHMENT AND PURPOSE

1.1

Establishment. This instrument, and the plan of compensation hereby established, shall be known as the American Medical Instruments Holdings, Inc. 2003 Stock Option Plan and shall be hereinafter referred to as the "Plan." The Plan is hereby promulgated by American Medical Instruments Holdings, Inc. (hereinafter referred to as the "Company"), effective as of April ___, 2003, as adopted by the Board of Directors of the Company.

1.2

Purpose. The purpose of the Plan is to provide additional incentive to persons who can make or are making, and can continue to make, substantial contributions to the growth and success of the Company, in order to attract and retain the employment and services of such persons and to encourage and reward such contributions, by providing these individuals with the opportunity to directly, on a long-tern basis, participate in the Company's growth and success through stock ownership; it being the judgment of the Board of Directors of the Company that so providing such additional incentive to such persons advances the overall interests of the Company's business and enhances the value of the Company for all of its shareholders.

1.3

Type of Plan. Options granted under the Plan shall be nonqualified stock options, meaning options to purchase Common Stock in the Company which do not qualify as incentive stock options within the meaning of Section 422(b) of the Code. The Plan is intended to be an "unfunded" plan of compensation; and shall not constitute any type of "employee benefit plan" subject to the Employee Retirement Income Security Act of 1974 ("ERISA").

1.4

Term of Plan. The Plan shall continue in effect from the effective date set forth in Section 1.1 hereof until the earlier of the Plan's termination by the Board of Directors of the Company, as provided in Section 9.1 hereof, or the date on which all shares of Common Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan have lapsed.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

UHDOCS-570846-01

2.1.

"Affiliate" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company including, without limitation, any member of an affiliated group of which the Company is a common parent corporation as provided in Section 1504 of the Code.

2.2

"Agreement" shall mean, individually or collectively, any agreement entered into pursuant to Section 6.2 hereof, pursuant to which an Option is granted to a Participant, including any amendments thereto made pursuant to Section 9.1 hereof.

2.3

"Beneficiary" shall mean the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon such Participant's death or to which Options or other rights are transferred if and to the extent permitted hereunder. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

2.4

"Board" shall mean the Board of Directors of the Company.

2.5

"Cause" shall mean, for purposes of whether and when a Participant has incurred a Termination of Employment for Cause, any act or omission which permits the Company to terminate the written agreement or arrangement between the Participant and the Company for "cause" as defined in such agreement or arrangement, or in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term "cause" or a substantially equivalent term, then Cause shall mean (a) any act or omission which, constitutes cause under the Company's established practices, policies or guidelines applicable to the Participant; (b) the material breach of a fiduciary duty owing to the Company, including without limitation, fraud and embezzlement or (c) conduct or the omission of conduct on the part of the Participant which constitutes a material breach of any statutory or common-law duty of loyalty to the Company.

2.6

"Change in Control" shall have the meaning set forth in Section 8.4.

2.7

"Code" shall mean the Internal Revenue Code of 1986, as amended or replaced from time to time, and the regulations thereunder..

2.8

"Commission" shall mean the Securities and Exchange Commission orany successor thereto.

2.9

"Committee" shall mean any person or persons who may be appointed or designated by the Board to administer the Plan, as described in Section 3.1 below.

UHDOCS-570846-01

2.10

"Common Stock" shall mean the shares of the Company's regular voting common stock, no par value, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter or the common stock of any successor to the Company which is designated for the purposes of the Plan.

2.11

"Company" shall mean American Medical Instruments Holdings, Inc., a StateplaceDelaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated.

2.12

"Disability" shall mean a mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant's duties for the Company. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred while participating in a felony criminal offense. The determination of Disability shall be made by the Board. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability by any entity or person for any other purpose.

2.13

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.14

"Fair Market Value" shall mean, as of any date, the value of one share of Common Stock, determined pursuant to the applicable method described below:

(a)

if the Common Stock is listed on a national securities exchange or quoted on NASDAQ, the closing price of the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by NASDAQ, as the case may be;

(b)

if the Common Stock is not listed on a national securities exchange or quoted 'on NASDAQ, but is actively traded in the over-the-counter market, the average of the closing bid and asked prices for the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), or the most recent preceding date for which such quotations are reported; and

(c)

if, on the relevant date, the Common Stock is not publicly traded or reported as described in (a) or (b) above, the value determined in good faith by the Board.

UHDOCS-570846-01

2.15

"Grant Date" shall mean the date as of which the Board makes a grant of an Option to a person eligible to participate in the Plan, or any other date determined by the Board.

2.16 "Option" shall mean a right, granted to a Participant under Section 6.1 hereof, to purchase Common Stock at a specified price during specified time periods.

2.17

"Option Period" shall mean the period during which an Option shall be exercisable in accordance with the related Agreement and Article VI.

2.18

"Option Price" shall mean the price at which the Common Stock may be purchased under an Option as provided in Section 6.3(b).

2.19

"Participant" shall mean a person who satisfies the eligibility conditions of Article V and with whom an Agreement has been entered into and remains effective under the Plan, and in the event a Representative is appointed for a Participant or another person becomes a Representative, then the term "Participant" shall mean such Representative. The term shall also include a trust for the benefit of the Participant, the Participant's parents, spouse or descendants, or a custodian under a uniform gifts to minors act or similar statute for the benefit of the Participant's descendants, to the extent permitted by the Board and not inconsistent with Rule 16b-3. Notwithstanding the foregoing, the term "Termination of Employment" shall mean the Termination of Employment of the person to whom the Option was originally granted.

2.20

"Plan" shall mean this American Medical Instruments Holdings, Inc. 2003 Stock Option Plan, as herein set forth and as may be amended from time to time.

2.21

"Representative" shall mean (a) the person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant's primary residence at the date of the Participant's death; (b) the person or entity acting as the guardian or temporary guardian of a Participant subject to court supervision; (c) the person or entity which is the Beneficiary of the Participant upon or following the Participant's death; or (d) any person to whom an Option has been permissibly transferred; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Board. Any Representative shall be subject to all terms and conditions applicable to the Participant.

2.22

"Retirement" shall mean the Participant's Termination of Employment after attaining either the normal retirement age or the early retirement age as defined in the principal (as determined by the Board) tax-qualified plan of the Company, if the Participant is covered by such a plan, or if the Participant is not covered by such a plan, then age sixty-five (65).

UHDOCS-570846-01

2.23

"Rule 16b-3" shall mean Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Commission under Section 16 of the Exchange Act.

2.24

"Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.25

"Termination of Employment" shall mean the occurrence of any act or event that actually or effectively causes or results in a person, ceasing, for whatever reason, to be an employee, officer, director, consultant or other service provider of the Company, including, without limitation, Retirement, death, Disability, cessation at the election of the Participant, or dismissal by the Company. A transfer of employment from the Company to an entity which is an Affiliate as defined in Section 2.1 or from such an entity to the Company, shall not be a Termination of Employment, unless expressly determined by the Board. With, respect to any person who is not an employee of the Company, the Board may determine and include in such person's Agreement more detailed or particular provisions concerning what act or event shall constitute a Termination of Employment with respect to that person.

2.26

"Transfer" shall mean any sale, gift, assignment, distribution, conveyance, pledge, hypothecation, encumbrance or other transfer of title, whether by operation of law or otherwise.

In addition, certain other terms used herein shall have the definitions given to such terms in the first place in which the terms are used.

ARTICLE III
ADMINISTRATION

3.1

Structure. The Plan shall be administered by the Board. The Board may appoint a committee (the "Committee") comprised of one or more members of the Board to exercise designated functions of the Board under the Plan.

In the event that the Board appoints a Committee, the term "Board" shall be deemed to refer to the Committee to the extent required and consistent with the specific terms' of the Board's appointment of the Committee. A majority of the members of an appointed Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be the acts of the. Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

UHDOCS-570846-01

Notwithstanding anything herein to the contrary, with respect to grants of Options to individuals who are "Officers" and "Directors" (as such terms are defined for purposes of Section 16 of the Exchange Act) of the Company, at such time or in such circumstances as such individuals are subject to Section 16 of the Exchange Act, such grants shall be made and administered by a "Rule 16b-3 Committee" appointed by the Board. Such Rule 16b-3 Committee shall consist solely of two. (2) or more "Non-Employee Directors" (as defined for purposes of Rule 16b-3) and shall otherwise be constituted and act in such manner as to permit such grants to Officers and Directors and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3.

Further notwithstanding anything herein to the contrary, with respect to grants of Options to individuals who are "Covered Employees" (as defined for purposes of Section 162(m) of the Code), at such time or in such circumstances as Section 162(m) of the Code may be applicable to the Company as a 'Publicly Held Company" (as defined for purposes of Section 162(m) of the Code), such grants shall be made and administered by a "Section 162(m) Committee" appointed by the Board. Such Section 162(m) Committee shall consist solely of two (2) or more "Outside Directors" and shall otherwise be constituted and act in such manner as to permit such grants to Covered Employees to qualify as "Performance-Based Compensation" excludable from "Applicable Employee Remuneration" (as said terms are defined for purposes of Section 162(m) of the Code) in order that the Company not be subject to the limitation on deductions allowed for Applicable Employee Remuneration set forth in Section 162(m) of the Code.

Any Rule 16b-3 Committee or Section 162(m) Committee appointed by the Board shall function and have authority, and be subject to the constitutional and procedural provisions, as herein provided with respect to any Committee appointed by the Board, applicable to the making and administration of the grants of Options with .respect to which the Committee is appointed. A Rule 16-b Committee or Section 162(m) Committee may be a subcommittee of a Committee otherwise appointed by the Board.

3.2

Authority. Subject to the terms of the Plan, the Board, and any Committee appointed by the Board subject to the specific terms of the Board's appointment of the Committee, shall have the authority:

(a)

to select those persons to whom Options may be granted from time to tune; to determine whether and to what extent Options are to be granted hereunder; and to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

(b)

to determine the terms and conditions of any Option granted hereunder (including, but not limited to, the Option Price, the Option Period, any exercise restriction or limitation and any exercise acceleration, forfeiture or waiver regarding any Option or any shares of Common Stock relating thereto, any performance criteria and the satisfaction of such criteria);

UHDOCS-570846-01

(c)

to determine the Fair Market Value of one share of Common Stock as of any date;

(d)

to adjust the terms and conditions, at any time or from time to time, of any Option, subject to the limitations of Section 9.1;

(e)

to provide for the forms of Agreements to be utilized in connection with the Plan;

(f)

to prescribe the manner in which and the form on which Participants may designate a Beneficiary;

(g)

to• determine the• identity of a Participant's. Beneficiary or Representative for purposes of the Plan;

(h)

to determine whether a Participant has a Disability or a Retirement; and to determine whether and with what effect a Participant has incurred a Termination of Employment;

(i)

to determine what securities law requirements are applicable to the Plan, Options and the issuance of shares of Common Stock under the Plan and to require of a Participant that appropriate action be taken with respect to such requirements;

(j)

to cancel, with the consent of the Participant or as otherwise provided in the Plan or an Agreement, outstanding Options;

(k)

to interpret and make final determinations with respect to the remaining number of shares of Common Stock available under the Plan;

(l)

to determine the restrictions or limitations on the transfer of Common Stock; and to determine whether the Company or any other person has a right or obligation to purchase Common Stock from a Participant and, if so, the terms and conditions on which such Common Stock is to be purchased;

(m)

to determine whether an Option is to be adjusted, modified or purchased, or is to become fully exercisable, under the Plan or the terms of an Agreement;

(n)

to determine the permissible methods of Option exercise and. payment;

UHDOCS-570846-01

(o)

to adopt, amend and rescind such rules, guidelines, procedures and practices as, in its opinion, may be advisable in the administration of the Plan (and which may differ with respect to Options granted at different times or to different Participants);

(p)

to suspend or delay any time period described in the Plan or any Agreement if the Board (or, as the case may be, Committee) determines the applicable action may constitute a violation of any law, or result in liability under any law to the Company or a shareholder of the Company, until such time as the action required or permitted shall not constitute such violation of law or result in such liability;

(q)

to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties; and

(r)

to otherwise interpret and apply the terms and provisions of the Plan and any Option issued under the Plan (and any Agreement), and to otherwise supervise the administration of the Plan.

Any determination made by the Board (or, as the case may be, Committee) pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Option, may be made at the time of the grant of the Option or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All determinations and decisions made, and actions undertaken, by the Board (or, as the case may be, Committee) pursuant to the provisions of the Plan shall be final and binding for all purposes and on all persons, including the Company and Participants. No determination shall be subject to de novo review if challenged in court.

3.3

Liability and Indemnification. No member of the Board or any Committee shall be liable for any action or determination made or taken by the member, or the Board or Committee, in good faith with respect to the Plan. Each member of the Board or any Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company, and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have. been a member of the Board or any Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information, or for any action taken, including the furnishing of information, or failure to act, if in good faith.

Each person who is or at any time serves as a member of the Board or any Committee shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or, resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan, and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its expense, to handle and defend such claim, action, suit or proceeding before such person undertakes to handle and defend the same on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights or indemnification to which such persons may be entitled under the articles or certificate of incorporation or by-laws of the Company, as a matter of law or otherwise, or any power that the Company may have to indemnify such persons or hold such persons harmless.

UHDOCS-570846-01

ARTICLE IV
STOCK SUBJECT TO PLAN

4.1

Number of Shares Available. Subject to adjustment under Section 4.5, the total number of shares of Common Stock reserved and available for distribution pursuant to the exercise of Options under the Plan shall be 1,200,000 shares of Common Stock. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

4.2

Release of Shares. Subject to Section 6.3(e), if any shares of Common Stock that are subject to any Option cease to be subject to an Option or are forfeited or repurchased, if any Option otherwise terminates without issuance of shares of Common Stock being made to the Participant, or if any shares (whether or not restricted) of Common Stock are received by the Company in connection with the exercise of an Option, including the satisfaction of tax withholding, such shares, in the discretion of the Board, may again be available for distribution in connection with Options under the Plan.

4.3

Conditions on Issuance of Shares. Shares of Common Stock issued in conjunction with an Option shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Board in its discretion may determine or provide in an Agreement.

The Company shall not be required to issue or deliver any certificates for shares of Common Stock, cash or other property prior to (i) the listing of such shares on any stock exchange or The NASDAQ Stock Market (or other public market) on which the Common Stock may then be listed (or regularly traded), (ii) the completion of any registration or qualification of such shares under Federal or state law, or any ruling or regulation of any government body which the Board determines to be necessary or advisable, and (iii) the satisfaction of any applicable withholding obligation.

The Board may require any person exercising an Option to make such representations, furnish such information and execute such other documents as it may consider appropriate in connection with the issuance or delivery of the shares of Common Stock in compliance with applicable law or otherwise; including, but not limited to, requiring each person purchasing shares to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof.

UHDOCS-570846-01

The Company may cause any certificate for any share of Common Stock to be delivered on exercise of an Option to be properly marked with a legend or other notation reflecting the limitations on Transfer of such Common Stock as provided in this Plan or as the Board may otherwise require.

Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

Any amounts owed to the Company by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under this Plan or an Agreement to be transferred to the Participant, and no shares of Common Stock, cash or, other thing of value under this Plan or an Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company.

4.4

Shareholder Rights. No person shall have any rights of a shareholder as to shares of Common Stock subject to an Option until (i) after proper exercise of the Option, (ii) after such other action is taken by the person as may be required pursuant to the Agreement evidencing such Option, and (iii) such shares shall have been recorded on the Company's official shareholder records as having been issued or transferred. Upon exercise of an Option or any portion thereof, the Company shall have thirty (30) days in which to issue the shares, and the Participant will not be treated as a shareholder for any purpose prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred in the Company's official shareholder records, except as provided herein or in an Agreement.

4.5

Adjustment for Corporate Changes. In the event of any Company stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the' capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company shareholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets, reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction or event involving the Company, then the Board shall determine whether (and the extent to which) or not to adjust or substitute, as the case may be, the number of shares of Common Stock available for Options under the Plan, the number of shares of. Common Stock covered by outstanding Options, the exercise price per share of outstanding Options, and performance conditions and any other characteristics or terms of the Options as the Board shall deem necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares (and no cash settlements shall be made with respect to fractional shares eliminated by rounding).

UHDOCS-570846-01

ARTICLE V
ELIGIBILITY AND SELECTION

5.1

Eligibility. The persons eligible to participate in the Plan and be granted Options shall be employees, officers, directors, consultants or other service providers of the Company or any Affiliate.

For purposes of this Section 5.1, prospective employees, officers, directors, consultants or other service providers of the Company or any Affiliate shall be eligible to participate in the Plan and be granted Options in connection with and in furtherance of written offers of employment, retention or engagement, prior to the date any such person commences employment or first performs services for the Company or the Affiliate; provided that any Option granted to such person shall be granted contingent on such person commencing employment or performance of services for the Company or the Affiliate, and shall be exercisable no earlier than the date on which such person commences employment or first performs service for the Company or the Affiliate.

5.2

Selection of Participants. Of those persons eligible to participate in the Plan as described in Section 5.1, the Board shall, from time to time and in its sole discretion, select the persons to be granted Options and shall determine the terms and conditions with respect thereto. The Board may give consideration to such factors as deemed relevant by the Board to making such selection and determination.

5.3

Options in Substitution. Options (including cash in respect of fractional shares) may be granted under the Plan from time to time in substitution for options held by employees, officers, directors, consultants or service providers of other corporations who are about to become employees, officers, directors, consultants or service providers of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or an Affiliate of the stock of the employing corporation, as the result of which it becomes an Affiliate. The terms and conditions of the Options so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the Board may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

UHDOCS-570846-01

ARTICLE VI
STOCK OPTIONS

6.1

General. The Board shall have authority to grant Options under the Plan at any time or from time to time. An Option shall entitle the Participant to receive shares of Common Stock upon exercise of such Option, subject to the Participant's satisfaction in full of the conditions, restrictions or limitations imposed in accordance with the Plan and an Agreement (which may differ from other Agreements), including, without limitation, payment of the Option Price.

6.2

Grant of Options. The grant of an Option shall occur as of the date the

Board determines. Each Option granted under the Plan shall be evidenced by an Agreement, in a form prescribed or approved by the Board, which shall embody the terms and conditions of such Option and which shall be subject to the express terms and conditions set forth in the Plan. A person selected by the Board to receive an Option shall not become a Participant and have any rights with respect to such Option unless and until such person has executed such Agreement, has delivered a fully executed copy thereof to the person or office designated by the Board and has otherwise complied with any applicable requirements set forth by the Board as part of the grant of the Option.

6.3

Terms and Conditions. Options shall be subject to such terms and conditions as shall be determined by the Board, including the following:

(a)

Option Period. The Option Period of each Option shall be fixed by the Board. Notwithstanding anything herein to the contrary, unless otherwise determined by the Board and provided in an Agreement, the Option Period of each Option shall be ten (10) years from the Grant Date of the Option.

(b)

Option Price. The Option Price per share of the Common Stock. purchasable under an Option shall be determined by the Board.

(c)

Execution of Related Documents. A Participant shall be required to enter into such non-competition, non-solicitation and confidentiality agreement or agreements as the Board shall specify.

(d)

Vesting and Exercisability. Options shall become vested and be exercisable as determined by the Board and set forth in each Agreement. An Agreement shall state, with respect to all or designated portions of the shares of Common Stock subject thereto, the time at which or the installments in which the Option shall become vested and be exercisable during the Option Period. The Board may establish requirements for vesting and exercisability based on (i) periods of employment or rendering of services, (ii) the satisfaction of performance criteria with respect to the Company or the Participant (or both), or (iii) both periods of employment or rendering of services and satisfaction of performance criteria.

UHDOCS-570846-01

Notwithstanding anything herein to the contrary, unless otherwise determined by the Board and provided in an Agreement, each Option shall become vested and be exercisable according to the following provisions:

(1)

Prior to the second anniversary of the Grant Date, no portion of the Option shall be vested and the Option shall be forfeitable in its entirety.

(2)

On the second anniversary of the Grant Date, 25% of the Option shall be vested and nonforfeitable.

(3)

On the third anniversary of the Grant Date, 50% of the Option shall be vested and nonforfeitable.

(4)

On the fourth anniversary of the Grant Date, 75% of the Option shall be vested and nonforfeitable.

(5)

On the fifth anniversary of the Grant Date, the entire Option shall be vested and nonforfeitable.

In the case of any Option which, at the Grant Date; is granted with provisions for vesting and exercisability at a later date or in installments, whether by determination of the Board or by operation of the preceding paragraph, the Board may thereafter, at any time and in its sole discretion, waive or modify such vesting requirements with respect to such Option, in whole or in part, and accelerate the exercisability of all or a portion of the Option.

(e)

Method of Payment. Unless otherwise determined by the Board and provided in an Agreement, payment of the Option Price under each Option shall be made in full or in part by cash or by check. No shares of Common Stock shall be issued on exercise of an Option until full payment therefor, as determined by the Board, has been made.

(f)

Nontransferability of Options. Except as specifically provided herein or in an Agreement, no Option or interest therein shall be transferable by the Participant other than by will or by the laws of descent and distribution, and an Option shall be exercisable during the Participant's lifetime only by the Participant.

(g)

Designation of Beneficiary. A Participant may designate a Beneficiary who may exercise the Participant's Option after the Participant's death, subject to the provisions of the Plan. Such designation shall be made in such manner and on such form as shall be prescribed by the Company.

UHDOCS-570846-01

6.4

Effect of Termination of Employment. Except as otherwise determined by the Board and set forth in an Agreement, if a Participant incurs a Termination of Employment, for any reason, prior to the expiration of the Option Period of any Option, the Option, if not vested and exercisable on the date of Termination of Employment, or any portion of the Option that is not vested and exercisable on the date of the Termination of Employment, shall expire and be forfeited, and shall be void for all purposes, immediately on the date of Termination of Employment.

Except as otherwise determined by the Board and set forth in an Agreement, in the case of a Participant who incurs a Termination of Employment prior to the expiration of the Option Period of any Option, the Option, if vested and exercisable on the date of Termination of Employment, or any portion of the Option that is vested and exercisable on the date of Termination of Employment, shall continue to be exercisable only for the applicable extended time period following such Termination of Employment set forth hereinafter and shall otherwise cease to be exercisable as of the close of business on the date of Termination of Employment.

(a)

In the event of Termination of Employment constituting Retirement, such Option or such portion thereof may be exercised by the Participant until the end of the ninety (90) day period commencing with the date of Retirement or, if earlier, the expiration of the Option Period.

(b)

In the event of Termination of Employment due to death, such Option or such portion thereof may be exercised by the Participant's Representative until the end of the twelve (12) month period commencing with the date of the Participant's death or, if earlier, the expiration of the Option Period.

(c)

In the event of Termination of Employment due to Disability, such Option or such portion thereof may be exercised by the Participant or, in the event the Participant is legally incompetent, the Participant's Representative until the' end, of the six (6) month period commencing with the date of Disability or, if earlier, the expiration of the Option Period.

(d)

In the event of Termination of Employment at the election of the Participant, other than on account of Retirement, death or disability, such Option or such portion thereof may be exercised by the Participant until the end of the ninety (90) day period commencing with the date of Termination of Employment or, if earlier, the expiration of the Option Period; provided that if a Participant elects such Termination of Employment without appropriate or agreed notice and agreed termination terms, such Option or such portion thereof shall cease to be exercisable automatically upon first notification to the Company by the Participant of such termination, with no extended time period for any exercise of the Option or any portion thereof.

UHDOCS-570846-01

(e)

In the event of Termination of Employment due to dismissal by the Company, such Option or such portion thereof may be exercised by the Participant until the end of the ninety (90) day period commencing with the date of Termination of Employment or, if earlier, the expiration of the Option Period.

(f)

Notwithstanding anything in the preceding subparagraphs (a) through (e) to the contrary, in the event of Termination of Employment of a Participant by the Company for Cause, such Option or such portion thereof shall cease to be exercisable automatically upon first notification to the Participant by the Company of such termination, with no extended time period for any exercise of the Option or any portion thereof. If a Participant's employment or services are suspended pending an investigation of whether the Participant's employment or services should be terminated for Cause, all of the Participant's rights under any Option shall likewise be suspended during the period of such investigation.

Notwithstanding anything herein to the contrary, the Board may, at any time and in its sole discretion, further extend or modify the extended time periods for exercisability set forth in this Section 6.4, or waive or modify the operation of the provisions of this Section 6.4 as regards elective Termination of Employment without appropriate or agreed notice and agreed termination terms or Termination of Employment for Cause.

6.5

Information Available to Participants. At least annually, the Company shall make available to all Participants copies of the Company's financial statements for its most recently completed fiscal year. Except as may be required by applicable law, neither the Company nor the Board shall have any duty or obligation to provide or make available to any Participant any other disclosures .or information regarding the Company, and no Participant shall have any right to obtain any other disclosures or to receive any other information regarding the Company, in connection with the grant or exercise of any Option.

6.6

Exercise of Options. An Option which is vested and exercisable shall be exercised by a Participant (or a Representative), in whole or in part at any time during the Option Period, by giving written notice to the Company, in such form and manner as the Board may prescribe, specifying the number of shares of Common Stock attributable to the Option to be purchased. Such notice of exercise given to the Company shall be accompanied by payment in full of the Option Price and any other executed documents required by the Board.

6.7

Withholding on Exercise. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Option, the Participant shall pay to the Company (or other entity identified by the Board), or make arrangements satisfactory to the Company or other entity identified by the Board regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

UHDOCS-570846-01

6.8

Cash-Out of Option. On receipt of written notice of exercise of an Option at any time prior to a Change in Control, the Board may elect, at any time, to cash-out all or any portion of the Option by paying to the Participant an amount, in cash, equal to the excess of the Fair Market Value of a share of Common Stock as of the date of exercise over the Option Price, multiplied by the number of shares of Common Stock subject to the Option elected to be cashed-out by the Board. Cash-outs relating to Options held by Participants who are actually or potentially subject to Section 16 of the Exchange Act shall comply with Rule 16b-3, to the extent applicable.

ARTICLE VII
PROVISIONS APPLICABLE TO ACQUIRED STOCK

7.1

General Restriction on Transfer. Except as provided in Section 7.3, a Participant may not Transfer any shares of Common Stock acquired pursuant to the exercise of an Option until the effective date of a Change in Control. Notwithstanding anything herein to the contrary, the Board may, at any time and in its sole discretion, waive or modify the restriction on Transfer set forth in this Section 7.1 with respect to any or all shares of Common Stock acquired by a Participant pursuant to the exercise of an Option.

7.2

Transfer On Change in Control. A Participant may Transfer, or may be required to sell, shares of Common Stock acquired pursuant to the exercise of an Option upon the effective date of a Change in Control, as provided in Section 8.2. Notwithstanding anything herein to the contrary, the Board may, at any time and in its sole discretion, provide that corporate transactions in addition to those specified in Section 8.4, as constituting a Change in Control, shall constitute events upon the effective date of which a Participant may Transfer any or all of the Shares of Common Stock acquired by the Participant pursuant to the exercise of an Option.

7.3

Estate Planning Transfers. Notwithstanding anything herein to the contrary, a Participant may at any time make a Transfer of shares of Common Stock received pursuant to the exercise of an Option to his or her parents, spouse or descendants or to any trust for the benefit of the foregoing or to a custodian under a uniform gifts to minors act or similar statute for the benefit of any of the Participant's descendants.

7.4

Binding Effect of Plan. Any otherwise permitted Transfer of shares acquired pursuant to the exercise of an Option shall not be permitted or valid unless and until the transferee agrees to be bound by the provisions of this Plan, and any provision restricting Common Stock under the Agreement; provided that "Termination of Employment" shall continue to refer to the Termination of Employment of the Participant.

UHDOCS-570846-01

7.5

Limited Transfer During Offering. In the event there is an effective registration statement under the Securities Act pursuant to which shares of Common Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered offering, effect any public sale or distribution of shares received directly or indirectly pursuant to an exercise of an Option.

ARTICLE VIII

CHANGE IN CONTROL PROVISIONS

8.1

Consent to Board Action. A Participant, in the course of and as a condition to exercising an Option to acquire shares of Common Stock, shall waive all rights to object to or dissent from a proposed Change in Control which is approved by the Board, and shall agree to consent and raise no objection to such approved Change in Control; and, without limiting the generality of the foregoing, the Participant shall agree to (a) vote the Participant's shares to approve the terms of such approved Change in Control and (b) waive any appraisal rights that the Participant would have with respect to such approved Change in Control.

8.2

Transfer of Shares. On and after the effective date of a Change in Control, a Participant may Transfer shares of Common Stock acquired pursuant to the exercise of an Option; provided that in the event of a Change in Control approved by the Board, structured as a sale of shares of Common Stock, a Participant shall Transfer all shares of Common Stock acquired by the Participant, pursuant to the exercise of an Option, on the same terms as the other holders of Common Stock of the Company.

8.3

Accelerated Vesting. Notwithstanding any other provision of the Plan or in an Agreement to the contrary, in the event of a Change in Control (as defined in Section 8.4), the Board shall have full discretion to provide that any Options outstanding as of the date of the Change in Control which are not then fully vested and exercisable become fully vested and exercisable to the full extent of the original grant

8.4

Definition of Change in Control. For purposes of this Plan, a "Change in Control" shall be deemed to have occurred at such time as (a) a person or a group (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act), other than a person who is an existing holder of capital stock of the Company or a group consisting solely of existing holders of capital stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act) of more than fifty (50%) percent of the Company's total outstanding capital stock; (b) a sale, lease or exchange of substantially all of the Company's assets and related business to a third party unaffiliated with an existing holder of capital stock of the Company; or (c) a merger of the Company into or consolidation with another corporation which is unaffiliated with the stockholders or management of the Company and, after giving effect to such merger or consolidation, the existing holders of capital stock of the. Company immediately prior to such merger or consolidation own less than fifty-one percent (51%) of the capital stock of the surviving entity.

UHDOCS-570846-01

ARTICLE IX
MISCELLANEOUS

9.1

Amendment and Termination. The Board may amend or terminate the Plan at any time, but no amendment or termination shall be made which would impair the rights of a Participant under an Option theretofore granted without the Participant's consent, except to the extent such amendment or termination is made pursuant to express provisions of the Plan or an Agreement or is necessary for the Plan or an Option to comply with any applicable law, regulation or rule.

The Board may amend the terms of any Option theretofore granted as set forth in an Agreement, prospectively or retroactively, but no such amendment shall be made which would impair the rights of any Participant without the Participant's consent, except to the extent such an amendment is made pursuant to express provisions of the Plan or an Agreement or is necessary for the Plan or an Option to comply with any applicable law, regulation or rule.

9.2

Fail-Safe for Rule 16b-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board. In the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements or the price and amount of Options) shall be deemed to be incorporated by reference into the Plan with respect to Participants subject to Section 16.

If at the time a Participant incurs a Termination of Employment (other than due to Cause) or if at the time of a Change in Control, the Participant is subject to "short-swing" liability under Section 16 of the Exchange Act, any time period provided for under the Plan or an Agreement, to the extent necessary to avoid the imposition of such liability, shall be suspended and delayed during the period the Participant would be subject to such liability, but such suspension and delay shall not be for more than six (6) months and one (1) day and not to exceed the Option Period, whichever is shorter.

9.3

Fail-Safe for Mitigation of Excise Tax. Except as otherwise provided in an Agreement, if any payment or right accruing to a Participant under this Plan (without the application of this provision), either alone or together with other payments or rights accruing to the Participant from the Company ("Total Payments"), would constitute a "parachute payment" (as defined in Section 280G of the Code), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of the amount of any potential reduction in the rights or payments shall be made by the Board in good faith after consultation with the Participant and shall be communicated to the Participant. The Participant shall cooperate in good faith with the Board in making such determination and providing the necessary information for this purpose. The foregoing provisions of this paragraph shall apply with respect to any person only if, after reduction for any applicable Federal excise tax imposed by Section 4999 of the Code and Federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of the Plan and after reduction for only Federal income taxes.

UHDOCS-570846-01

9.4

No Creditor Rights. Unless otherwise provided in this Plan or in an Agreement, no Option shall be subject to the claims of Participant's creditors and no Option may be transferred, assigned, alienated or encumbered in any way other than by will or the laws of descent and distribution or to a Representative upon the death of the Participant.

9.5

No Rights with Respect to Employment. Nothing contained herein shall be deemed to alter the employment relationship between the Company and a Participant, or the contractual relationship between the Company and a Participant if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment or a contract for services between the Company and a Participant. The Company and each of the Participants shall continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract.

9.6

Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any retirement or welfare benefit plan of the Company, unless otherwise specifically provided in such plan of the Company.

The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Company or the Board to adopt such other incentive arrangements as the Company or the Board may deem desirable, including, without limitation, any stock appreciation right, phantom stock or restricted stock arrangement and the granting of stock options otherwise than under the Plan, and such arrangements may be applicable either generally or only in specific cases.

9.7

Controlling Law. The Plan, all Agreements and all Options granted and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of placeStateDelaware (other than its law respecting choice of law). The Plan and all Agreements shall be construed to comply with all applicable law and to avoid liability to the Company or a Participant, including, without limitation, liability under Section 16(b) of the Exchange Act.

UHDOCS-570846-01

9.8

Waiver, Cumulative Rights. The failure or delay of either the Company or a Participant to require performance by the other party under any provision of the Plan or an Agreement shall not affect the Company's or the Participant's right to require such performance, unless and until such performance has been waived in writing. Each and every right provided by the Plan and an Agreement shall be cumulative and may be exercised from time to time in whole or in part (unless otherwise specifically provided).

9.9

Notices. Any notice which either the Company or a Participant may be required or permitted to provide to the other party under the Plan or an Agreement shall be in writing and shall be deemed sufficiently given if personally delivered or sent by either facsimile, overnight courier or postage paid first class mail. Notices sent by mail shall be deemed received three (3) business days after mailed, but in no event later than the date of actual receipt. Notices shall be directed, if to a Participant, to the Participant's address indicated in the Company's business records or as otherwise designated in writing delivered by the Participant to the Company to apply for purposes of the Plan; and, if to the Company, to the Secretary of the Company at the Company's principal executive office or to such other officer of the Company at such address as may be designated in an Agreement or otherwise in writing delivered by the Company to the Participant.

9.10

Successors and Assigns. This Plan and an Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company under this Plan and an Agreement, shall be binding upon the Participant's heirs, legal representatives and successors.

9.11

Headings. The headings contained in this Plan or in an Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Plan or an Agreement.

9.12

Severability. If any provision of this Plan and an Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby or thereof, and this Plan and the Agreement shall be construed as if such invalid or unenforceable provision were omitted.

9.13

Entire Agreement. This Plan and, with respect to any Participant, the Agreement entered into with the Participant pursuant to which an Option is granted, including any Exhibits thereto, shall constitute the entire agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of the Plan shall control.

UHDOCS-570846-01

IN WITNESS WHEREOF, the Company has caused this instrument to be executed on its behalf by the undersigned officer of the Company, as duly authorized by its Board of Directors, as of the ___ day of April, 2003.

AMERICAN MEDICAL INSTRUMENTS
HOLDINGS, INC.,

By:
(signature)
Title:
ATTEST:

Secretary

UHDOCS-570846-01